EXHIBIT 23(a)
                                  -------------

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the G.L. International Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan of our reports (a) dated May 15, 1998, with respect to the consolidated financial statements and financial statement schedule of Columbus McKinnon Corporation included in its Annual Report (Form 10-K) and (b) dated June 8, 1998, with respect to the financial statements and schedules of the Columbus McKinnon Corporation Employee Stock Ownership Plan included in the Plan's Annual Report (Form 11-K) , both for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Buffalo, New York
June 28, 1999